EXHIBIT 10.31

                                      THE  U
                                   UNIVERSITY
                                     OF UTAH

                                MASTER AGREEMENT
                                #_______________

                                    BETWEEN

                         HUMAN PHEROMONE SCIENCES, INC.
                                       AND
                             THE UNIVERSITY OF UTAH

         This Agreement ("Agreement") is entered into and effective as of July 15, 2004 by and between Human Pheromone Sciences Inc., a California Corporation (Tax ID # 94-3107202) having its principal place of business at 84 West Santa Clara Street, Suite 720, San Jose, California 95113 ("Company") and the University of Utah, a body politic and corporate of the State of Utah, on behalf of the University of Utah ("University").

                                    RECITALS

         WHEREAS, Company wishes from time to time to have certain research and services performed by University;

         WHEREAS, the performance of such research and services is consistent, compatible and beneficial to the academic role and mission of University as an institution of higher education; and

         WHEREAS, University is qualified to provide such research and services.

                                    AGREEMENT

         NOW, THEREFORE, for and in consideration of the mutual covenants, conditions and undertakings herein set forth, the parties agree as follows:

         1. Term. This Agreement shall commence as July 15, 2004 and shall remain in effect for a term of five (5) years, or in the event any Task Orders (as hereinafter defined) are outstanding at the time of expiration of such five-year period, until such time as all obligations thereunder have been completed and discharged including expiration of applicable Task Orders.

2. Task Orders. All professional research and services ("Research or Services") to be provided hereunder shall be as authorized and defined in mutually agreed upon Task Orders to be executed by the parties which shall reference this Agreement and become a part hereof. Each such Task Order shall, at a minimum, contain the following:

         a. A detailed description of the Scope of the Work ("Work") to be performed

         b.    Applicable specifications

         c.    A detailed budget for the Scope of Work to be performed

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         d.    Cost,   payment  schedule,   and  whether  fixed  price  or  cost
               reimbursable

         e.    Deliverables, and reporting requirements

         f.    Project start and end dates

         g.    University Principal Investigator

         h.    Approved by the Office of Technology Transfer

3. Supervision by University. The person with primary responsibility for supervision of the performance of the Research or Services on behalf of University shall be designated in the Task Orders. No other person shall replace or substitute for him/her in the supervisory responsibilities hereunder without the prior written approval of University, which may be granted or withheld at University's sole discretion.

4. Assignments/Subcontracts. Neither party shall assign this Agreement or any Task Order issued pursuant to the terms hereof, or assign or subcontract any of its obligations under the Agreement or any such Task Order, without the express written consent of the other party, which consent shall not be unreasonably withheld.

5. Place of Performance. It is anticipated that substantially all of the Work under this Agreement will be performed by University at University's place of business. However, at the request of Company, University's personnel may, from time to time, be required to travel and work at Company's offices operated by Company or Company's affiliated and associated companies (as designated in the applicable Task Order). Company shall, where necessary or appropriate for the performance of Work under this Agreement, provide University with reasonable working space including necessary office furniture and telephones, stationery supplies and materials, typing services, document reproduction and mail distribution services at such other offices and/or facilities.

6. Payment for Research or Services. Payment for Research or Services rendered will be made on a fixed price basis or on the basis of a mutually agreed upon cost-reimbursable billing rate schedule, in accordance with the terms set forth in each Task Order issued hereunder.

In the event that the Task Order provides for payment to be made in accordance with a cost-reimbursable billing rate schedule, University shall be compensated at the rate(s) specified in the applicable Task Order. Unless otherwise stated in the Task Order, University will invoice Company on a monthly basis.

In the event that the Task Order provides for payment on a fixed price basis, University shall be compensated in accordance with a predetermined price set forth in the Task Order, regardless of the percent of effort of work actually performed. Unless otherwise stated in the Task Order, Company will pay


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University  one-third  of the total fixed price  within  thirty (30) days of the start date stated in the Task Order, one-third of the total fixed price during the performance of the agreed work, and the final one-third of the total fixed price within thirty (30) days after receipt of the final Task Order deliverable.

Except as otherwise expressly provided below, or in the applicable Task Order, Company will also reimburse University for actual and reasonable costs incurred for travel expenses, associated living expenses and other out-of-pocket expenses, in accordance with University's Travel Policy and Procedures. Invoices received by Company are due and payable within thirty (30) days of receipt.

Notwithstanding any other conditions of this Agreement, the books and records of University hereunder will be made available upon request, at the University's regular place of business, for audit by personnel authorized by the Company. Additionally, the books and records must be retained for a period of three years following final payment.

The period of access and examination described above, for the records which relate to (a) litigation or settlement of claims arising out of the performance of this Agreement or (b) costs and expenses of this Agreement as to which exception has been taken by any of the organizations named shall continue until such litigation, claims, or exceptions have been disposed of.

7. Equipment. All equipment, instruments and materials purchased or used by University in connection with performance of the Research or Services shall at all times remain under the sole control and ownership of University, except where Company is providing their equipment, and in that case ownership resides with the Company.

8. Publication and Confidentiality.

     8.1 Publication. In furtherance of University's role as a public institution of higher education, it is necessary that significant results of Research or Services activities be reasonably available for publication by the University, and Company acknowledges that University may publish the results of Research or Services conducted in connection with this Agreement.

     Notwithstanding the foregoing, University agrees that it shall not publish the results of Research or Services conducted in connection with, each Task Order without the prior written consent of Company, until the expiration of six (6) months following the first to occur of either the termination of this Agreement or submission of the final written report required with each Task Order. In the event University wishes to publish Research or Services results prior to the expiration of the above described six (6) month period, University shall first provide to Company written notice of University's intent to publish and a draft of such publication. Company shall have thirty (30) days after receipt of the draft publication to request in writing the removal of portions deemed by Company to contain confidential or patentable material owned by Company, or to request a delay in submission of the draft for publication pending Company's application for patent protection. In either event, University shall have no obligation to delay publication of the draft for longer than six (6) months following delivery of University's notice to Company of intent to publish. If

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     University  does not receive  Company's  written  response to the notice of intent to publish within the thirty (30) day period, then Company shall be deemed to have consented to such publication. Information supplied to University by Company and identified by Company as proprietary information shall not be included in any material published by University without prior written consent of Company.

     Company shall also publish providing the same prior notification to University and to allow appropriate authorship as appropriate and as may be required and/or appropriate.

     8.2 Confidentiality. Company acknowledges that University is a governmental entity and thus subject to the Utah Governmental Records Access Management Act, Section 63-2-101 et seq., Utah Code Ann. (1997 and supp 1998 as amended) ("GRAMA") and Section 53B-16-301 et seq., Utah Code Ann. (1994 and Supp. 1998). Pursuant to GRAMA and Section 53B-16-301 et seq., this Agreement, and confidential information provided pursuant hereto, may be subject to public disclosure. Any person who provides University with records that such person believes should be protected from disclosure for business reasons must, pursuant to Section 63-2-308 of GRAMA and Section 53B-16-304, provide University with a written claim of business confidentiality and a concise statement of reasons supporting such claim.

9. Indemnification.

     9.1 Indemnification by University. Indemnification by University. University is a governmental entity and is subject to the Utah Governmental Immunity Act, Section 63-30-1 et seq., Utah Code Ann. (1993 and Supp. 1999 as amended) ("Act"). Nothing in this Agreement shall be construed as a waiver of any rights or defenses applicable to the University under the Act, including without limitation, the provisions of Section 63-30-34 regarding limitation of judgements. Subject to the provisions of the Act, University agrees to indemnify, defend and hold harmless Sponsor, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of University, its officers, agents or employees in connection with this Agreement up to the limits of the Utah Governmental Immunity Act.

     9.2 Indemnification by Company. Company shall indemnify, defend and hold harmless University, its directors, officers, agents and employees against any actions, suits, proceedings, liabilities and damages that may result from the negligent acts or omissions of Company, its officers, agents or employees in connection with this Agreement.

10. Compliance With Laws. In performance of the Research or Services, University shall comply with all applicable federal, state and local laws, codes, regulations, rules and orders.

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11.  Patents  and  Inventions.  Except as  otherwise  expressly  provided  in an applicable Task Order, the University shall own all right, title and interest in all inventions and improvements conceived or reduced to practice by University or University personnel in the performance of the Research (hereinafter collectively "Invention") and may, at its election, file all patent applications relating thereto. In consideration of Sponsor's support of University in performance of the Research, University grants to Sponsor an option for an exclusive license on said option shall expire six months after University has
provided  written  notice  to  Sponsor  of  any  such  invention,   improvement,
application or patent ("Option Period"). Upon execution of the option in writing, the parties will meet within thirty (30) days to begin negotiating the terms of the license. The parties agree to negotiate in good faith and the terms of the license will be reasonable in relation to licenses in the field and industry. In the event a license is not executed within six (6) months from the exercise of the option, or the option is not exercised within the Option Period the University shall be free to license the Invention to others in the University's sole discretion. In the event the University shall abandon its rights to any such Invention prior to exercise of said option, University shall assign to Sponsor all of the University's rights, title and interest therein.

12. Relationship of Parties. In assuming and performing the obligations of this Agreement, University and Company are each acting as independent parties and neither shall be considered or represent itself as a joint venturer, partner, agent or employee of the other. Neither party shall use the name or any trademark of the other party in any advertising, sales promotion or other publicity matter without the prior written approval of the other party. Such approval will not be unreasonably withheld.

13. Termination. This Agreement or any Task Order may be terminated by either party at any time and from time to time, by giving written notice thereof to the other party. Such termination shall be effective thirty (30) days after receipt of such notice. Termination shall not relieve either party of any obligation or liability accrued hereunder prior to such termination, or rescind or give rise to any right to rescind any payments made prior to the time of such termination. Termination of this agreement will terminate all Task Orders existing at the time of termination.

14. Uncontrollable Forces. Neither Company nor University shall be considered to be in default of this Agreement if delays in or failure of performance shall be due to uncontrollable forces the effect of which, by the exercise of reasonable diligence, the nonperforming party could not avoid. The term "uncontrollable forces" shall mean any event which results in the prevention or delay of performance by a party of its obligations under this Agreement and which is beyond the control of the nonperforming party. It includes, but is not limited to, fire, flood, earthquakes, storms, lightning, epidemic, war, riot, civil disturbance, sabotage, inability to procure permits, licenses, or authorizations from any state, local, or federal agency or person for any of the supplies, materials, accesses, or services required to be provided by either Company or University under this Agreement, strikes, work slowdowns or other labor disturbances, and judicial restraint.

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15. Miscellaneous.

     15.1 Assignment. Neither party shall assign or transfer any interest in this Agreement, nor assign any claims for money due or to become due under this Agreement, without the prior written consent of the other party.

     15.2 Entire Agreement. This Agreement, with its attachments, constitutes the entire agreement between the parties regarding the subject matter hereof and supersedes any other written or oral understanding of the parties. This Agreement may not be modified except by written instrument executed by both parties

     15.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.

     15.4 Notices. Except as provided in Section 3 hereof regarding payment of invoices, any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and effective: (a) on the date of delivery if delivered in person during recipient's normal business hours; or (b) on the date of delivery if delivered by courier, express mail service or first-class mail, registered or certified, return receipt requested. Such notice shall be sent or delivered to the respective addresses given below, or to such other address as either party shall designate by written notice given to the other party as follows:

     In the case of Company:

        HUMAN PHEROMONE SCIENCES, INC.
        ------------------------------
        84 W. Santa Clara St.
        ------------------------------
        Suite 720
        ------------------------------
        San Jose, CA 95113
        ------------------------------
                Attn: CEO
        ------------------------------

     In the case of University:

               AMY SIKALIS
               UNIVERSITY OF UTAH
               OFFICE OF SPONSORED PROJECTS
               1471 E FEDERAL WAY
               SALT LAKE CITY UT 84102-1870


     15.5 Order of Precedence. In the event of any conflict, inconsistency or discrepancy amount, the Agreement and any other documents listed below shall be resolved by giving precedence in the following order.


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          (a) Task Orders with Appendixes

          (b) This Agreement

          (c) Purchase Order issued by Company. In the event a purchase order is issued under this Agreement and such purchase order contains standardized terms and conditions, the terms and conditions of this Agreement shall supercede and replace all such purchase order standardized terms and conditions.

     15.6 Governing Law and Disputes. This Agreement shall be interpreted and construed in accordance with the laws of the State of Utah, without application of any principles of choice of laws. Disputes that cannot be resolved by Company and University shall be determined by a court of competent jurisdiction in the State of Utah.

     15.7 Nonwaiver. A waiver by either party of any breach of this Agreement shall not be binding upon the waiving party unless such waiver is in writing. In the event of a written waiver, such a waiver shall not affect the waiving party's rights with respect to any other or further breach.

     15.8 Attorney Fees. The prevailing Party in any action or suit to enforce the terms or conditions of this Agreement shall be entitled to recover its costs of court and reasonable attorneys' fees incurred in enforcing the terms or conditions of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the day and year first written above.


  HUMAN PHEROMONE SCIENCES, INC.                       UNIVERSITY OF UTAH
           "Company"                                        "University"

By: /s/ WILLIAM P. HORGAN                   By: /s/ ELLIOTT C. KULAKOWSKI, PH.D.
    --------------------------------            --------------------------------
        Signature                                   Signature

Name: WILLIAM P. HORGAN                     Name: Elliott C. Kulakowski, Ph.D.
    --------------------------------            --------------------------------
       (Please print)

Title:  Chairman, CEO                       Title:  Director, Sponsored Projects
    --------------------------------            --------------------------------

Date:   7/13/04                             Date:      6/23/04
    --------------------------------            --------------------------------

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